Exhibit 10.2

IMPAC Medical Systems, Inc.

Sales Consulting Agreement

This Sales Consulting Agreement (Agreement) is entered into between IMPAC Medical Systems, Inc., with its principal place of business at 100 West Evelyn Avenue, Mountain View, California (IMPAC), and Elekta Limited, with its principal place of business at Linac House, Fleming Way, Crawley, West Sussex RH10 2RR United Kingdom (Elekta).

Background

Elekta provides radiation oncology solutions for precise treatment of cancer and brain disorders, including functional diseases. IMPAC provides information systems to oncology centers that are utilized for the administrative and clinical information management of oncology patients including, but not limited to, interfacing with linear accelerators, radiation therapy treatment planning systems, and hospital information systems.

Elekta desires to act as a sales consultant of IMPAC promoting the IMPAC MOSAIQ system as part of its product offerings representing a complete solution for the Elekta customers. IMPAC desires to appoint Elekta as a sales consultant in the Territory to offer MOSAIQ to the radiation oncology market.

Therefore, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions

For purposes of this Agreement, the following definitions shall govern:

(a) Affiliate: Affiliate shall mean any business entity directly or indirectly controlling, under common control with, or controlled by a party to this Agreement. For purposes of the foregoing, “control” shall include the right, directly or indirectly, to direct the management of an entity by ownership of more than fifty percent (50%) of the voting stock (or its equivalent) entitled to determine or remove the board of directors (or their equivalent).

(b) Competing Products: Competing Products shall mean those Elekta acquired or developed, and third-party oncology therapy and information system products listed in Exhibit B, as amended from time to time, that compete with the Products.

(c) Confidential Information: Confidential Information shall mean all confidential or proprietary (written, recorded or oral) information or data (a) marked or identified by the disclosing party as being confidential or proprietary or (b) that the receiving party should reasonably understand to be confidential or proprietary. By way of example and not limitation, Confidential Information may include research, developmental, engineering, manufacturing, technical, marketing, sales, financial, operating, performance, cost, business and process information or data, know-how, and computer programming and other software and software techniques. Confidential Information of any Affiliate shall be treated as Confidential Information of the relevant party.

(d) Date of Acceptance: Date of Acceptance shall mean the date on which a Product is accepted by the End User.

(e) Discloser: Discloser shall mean a party disclosing Confidential Information to the other party under this Agreement, subject to the provisions of section 8 hereof.

(f) Documentation: Documentation shall mean End-User manuals and other written materials that relate to one or more of the Products. Documentation shall include such written materials with respect to maintenance modifications, upgrades, updates, and enhancements if, when, and to the extent delivered to End Users.

(g) Effective Date: Effective Date shall mean the date on which the last party to sign this Agreement does so.

(h) End User: End User shall mean a person or entity who licenses one or more of the Products for internal use only and not for further redistribution.

(i) IMPAC Marks: IMPAC Marks shall mean all logos, trademarks, trade names, service marks and trade dress owned or licensed by IMPAC or any Affiliate of IMPAC.

(j) Intellectual Property Rights: Intellectual Property Rights shall mean all worldwide intellectual property rights, including, but not limited to, patents, copyrights, rights in databases, authors’ rights, trademarks, trade names, know-how, and trade secrets, whether registrable or otherwise and, where registrable, including without limitation any rights in applications and rights to make applications in respect thereof, and all other intellectual property rights of a similar or corresponding character that may now or in the future subsist irrespective of whether any such rights arise under U.S., foreign, or international intellectual property, unfair competition, or trade secret laws.

(k) Interface Products: Interface Products shall mean those Elekta and IMPAC software and hardware products that enable Elekta’s radiotherapy treatment machines and simulators and IMPAC’s MOSAIQ system to interface with other products.

(l) Lead: Lead shall mean a Product lead generated by Elekta from a potential customer with whom neither IMPAC nor its Affiliates have had any direct contact prior to the introduction by Elekta.

(m) Products: Products shall mean the software products proprietary to IMPAC, its licensors, or both, that are permitted to be offered by Elekta under this Agreement, as set forth on Exhibit A. “Products” also include all updates, upgrades, enhancements and maintenance modifications to the Products, if any, together with all related Documentation, if any.

(n) Purchase Order: Purchase Order shall mean an order that shall include customer name and location, a sales order number, software part numbers, software descriptions, quantity, unit price (as specified in Exhibit A or the Quote), total order amount, and the products and equipment, if any, with which the Products will be distributed.

(o) Quote or Quotation: Quote or Quotation shall mean those documents produced or supplied by IMPAC sales representatives that identify Products and prices offered to prospective clients. Quotation documents may include without limitation Product price quotations, specification sheets, IMPAC standard terms and conditions, implementation planning documents, hardware requirements, and other documents IMPAC deems necessary for a particular sales situation.

(p) Recipient: Recipient shall mean a party receiving Confidential Information from the other party under this Agreement and pursuant to and subject to the provisions of section 8.

(q) Regulations: Regulations shall mean all laws and regulations applicable to the Products in the Territory.

(r) Sales Consultant: Sales Consultant shall mean those persons or entities approved by IMPAC and listed on Exhibit C to act on behalf of Elekta in fulfilling Elekta’s obligations under this agreement

(s) Territory: Territory shall mean those geographic regions set out in Exhibit E of this Agreement as amended from time to time.

2. Appointment

(a) Subject to the terms and conditions of this Agreement, IMPAC hereby appoints Elekta as a non-exclusive sales consultant of IMPAC to promote the Products to the oncology market in the Territory in compliance with IMPAC’s direction and guidelines as promulgated under this agreement and as provided by IMPAC to Elekta from time to time. Elekta hereby accepts such appointment and shall exercise commercially reasonable efforts to promote the sale of the Products in the Territory. Elekta shall provide to IMPAC non-binding monthly order forecasts in a format and manner designated by IMPAC. Elekta shall neither advertise the Products outside the Territory nor solicit orders for IMPAC from outside the Territory without the prior written consent of IMPAC.

(b) The parties may discuss on a case-by-case basis and without obligation, Elekta’s right to pursue Leads in geographical areas outside the Territory. Where the parties so agree, such Leads shall be dealt with in accordance with the terms of this Agreement (save as to Territory), unless and to the extent the parties otherwise agree in writing.

(c) ***

(d) ***

(e) ***

(f) ***

(g) ***

(h) ***

(i) *** Any payments due from Elekta hereunder that are not paid by Elekta within thirty (30) days after becoming due and payable shall incur a late charge at the rate of one and one-half percent (1.5%) per month until paid, or the maximum rate of interest permitted by applicable law, whichever is lower. Elekta shall be responsible for the payment of all sales, use and similar taxes, duties and excises on the supply of Products by IMPAC under this Agreement; provided, however, that in no event shall Elekta be responsible for any taxes based on IMPAC’s net income.

(j) Elekta undertakes that it will at all times (i) not make or give any representation, guarantee, warranty or any other assurance or statement (whether binding or otherwise) in relation to any Product, or any related services that are inconsistent with IMPAC standard terms and conditions for customers in the relevant territory; (ii) not hold itself out as the agent of IMPAC or as otherwise entitled to act on IMPAC’ behalf or to bind IMPAC in any way; and (iii) make it clear to potential customers for any Product in its oral discussions, written materials and its contractual documentation that it does not, and is not entitled to do any of the things referred to in sub-clauses (i) and (ii) of this section 2(i).

(k) Other than the price charged by Elekta to prospects for the Products under the provisions of this section 2, IMPAC retains all rights and shall have exclusive control over all prices, discounts, customer pricing quotes, specifications, delivery schedules, and terms governing the sale of the Products and Elekta shall have no entitlement in respect thereof.

(l) ***

(m) IMPAC shall conduct training and provide material and documentation for and to Elekta that in its sole discretion it deems necessary for Elekta to perform its duties and obligations as an IMPAC sales consultant under this Agreement.

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(n) All costs and expenses incurred by Elekta in fulfilling its duties and obligations as a sales consultant under this Agreement shall be borne by Elekta.

(o) Elekta may exercise the rights granted to it in section 2(a) above through its Affiliates or those Sales Consultants listed on Exhibit C as modified from time to time upon mutual agreement of the parties, on condition that it does so on written terms with each Sales Consultant that include at a minimum provisions at least as protective of IMPAC as the following terms of this Agreement. Elekta will procure compliance with these terms by each Sales Consultant.

(i)	sections 2 (c), (d), (e), (f), (g), (h), (i), and (j);
(ii)	section 3(a) and (b);
(iii)	section 4
(iv)	section 5(a), (b) and (c)
(v)	section 8; and
(vi)	section 11.

All Purchase Orders generated by Elekta or its Affiliates and Sales Consultants shall be issued through Elekta’s Crawley, U.K. office to IMPAC’s U.S. office in Mountain View, California.

3. Contractual Relations with End Users

(a) Unless otherwise agreed to by the parties, the contract with End Users for the IMPAC products shall be between the End User and Elekta. This contract between the End User and Elekta for the license of IMPAC products must include and incorporate by reference the IMPAC standard terms and conditions for that geographic region attached to this agreement as Exhibit D. If a public tender process dictates terms and conditions at a variance with IMPAC’s standard terms and conditions, Elekta shall provide IMPAC with written notice of such variance at least thirty (30) days prior to Elekta’s bid submission and shall include in that notice a copy of the public tender terms and conditions. IMPAC and Elekta shall work together to meet the needs of the tender under terms and conditions acceptable to all parties.

(b) The End User license agreement shall list the IMPAC products in a manner identical to the purchase order submitted by Elekta to IMPAC excluding the transfer pricing between the parties included in the purchase order.

(c) ***

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4. Installation, Support and Maintenance, and End User Training

IMPAC will provide installation, and support and maintenance services to, and End User training for End Users gained under this agreement consistent with IMPAC’s then current practices and procedures for End Users gained directly by IMPAC.

5 Branding and Marketing

(a) Licensing of IMPAC Marks: For purposes of acting as an IMPAC sales consultant, IMPAC grants to Elekta a limited, nonexclusive, nontransferable, royalty free license to use, display, perform, reproduce, distribute, and transmit the IMPAC Marks in furtherance of the activities described herein in the Territory, including without limitation the Elekta efforts to sell the Products, provided that the form and manner of such use will be consistent with IMPAC’s policies and guidelines and subject to the prior written approval of IMPAC. For all Elekta sales efforts, Elekta shall present the Products as the IMPAC Products and shall use and not modify or remove any IMPAC Marks appurtenant to those Products. Elekta shall never present the Products as anything other than the Products, as another product, part of another product, or as an Elekta product. The goodwill arising out of Elekta’s use of IMPAC Marks shall inure for the exclusive benefit of IMPAC and its Affiliates.

(b) Marketing: Elekta shall be allowed to market and promote the Products in accordance with IMPAC’s policies and guidelines. Any promotional or marketing material prepared by Elekta, including without limitation any announcements or press releases regarding the relationship between the parties and this Agreement, or the Products, shall not be published or distributed without IMPAC’s prior written approval or consent.

6. Product Ownership; Rights

The parties acknowledge and agree that, except for rights specifically and expressly granted under this Agreement, as between the parties, IMPAC and its Affiliates retain all right, title and interest in and to the Products, the IMPAC Marks, and all Intellectual Property Rights therein. Nothing contained in this Agreement will be construed as granting any rights, by license or otherwise, to any of the Products or IMPAC Marks except as expressly set forth in this Agreement.

7. Agreement Regarding Interface Products and Interfaces

Each party shall, during the term of this Agreement and at all times thereafter: (a) make all Interface Products available to the other party’s customers on terms generally provided by the party to its own customers, and with each purchase order from either party to the other for the Interface Products, include at a minimum, the customer name and address, the machine serial number for which the interface was purchased, and preferably, the machine options to which IMPAC has configured interfacing products; (b) provide to the other party, at no charge, all data, information, protocols and specifications to all Interface Products, and to all updates, modifications and enhancements to the same, promptly after the same are developed but in no case later than when the Interface Products or interfaces are first made available to the party’s own customers, together with the right to use, and reproduce the same, in a manner sufficient to permit the other party to make its products interoperable with all of the party’s radiotherapy treatment machines, simulators, imaging devices, and software available as of the Effective Date and thereafter. ***

8. Confidentiality and Data Protection

(a) Treatment of Confidential Information

Each Recipient receiving Confidential Information from a Discloser pursuant to this Agreement shall (and shall cause the Recipient’s Affiliates to): (a) hold confidential and not disclose to persons or entities other than Recipient’s Affiliates having a reasonable need to know such Confidential Information in connection with the permitted purposes hereunder, without the prior written consent of the Discloser, all Confidential Information provided by the Discloser or the Discloser’s Affiliates; (b) use such Confidential Information only for the purposes for which it is delivered to the Recipient, and for no other purposes whatsoever, except with the prior written consent of the Discloser; and (c) return the Confidential Information (with all copies thereof and all portions of documents prepared by or for the Receiving Party or Recipient’s Affiliates that contain Confidential Information) to the Discloser (or, at the option of the Recipient, destroy all Confidential Information, including all copies thereof and all portions of such documents containing Confidential Information, and provide the Discloser with a certificate of an officer of the Recipient stating that such destruction has occurred) within thirty (30) days of receipt by the Recipient of a written request therefor from the Discloser except to the extent the Recipient shall have a continuing right to retain such Confidential Information pursuant to this Agreement or other written agreement entered into between the parties.

(b) Exceptions

The obligations imposed by section 8(b) hereof shall not apply, or shall cease to apply, to any Confidential Information if or when, and to the extent that, such Confidential Information: (a) was known to the Recipient or the Recipient’s Affiliates prior to the receipt of the Confidential Information from the Discloser or Discloser’s Affiliates; (b) was, or becomes through no breach of the Recipient’s (or any of its Affiliates’) obligations hereunder, known to the public; (c) becomes known to the Recipient or Recipient’s Affiliates from sources other than the Discloser or Discloser’s Affiliates under circumstances not involving any breach of any confidentiality obligation between such source and the Discloser or Discloser’s affiliates; (d) is independently developed by the Recipient or the Recipient’s Affiliates, without any use of or reference to the Discloser’s Confidential Information; or (e) is required to be disclosed by law or applicable legal process, provided that the Recipient or the Recipient’s Affiliate(s) making such disclosure

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shall (i) give the Discloser as much prior notice thereof as is reasonably practicable so that the Discloser may seek such protective orders or other confidentiality protection as it, in its sole discretion and at its sole expense, may elect, and (ii) reasonably cooperate(s) with the Discloser in protecting such confidential or proprietary nature of the Confidential Information that must be so disclosed (with such duty of cooperation not requiring the Recipient or Recipient’s Affiliates to initiate or participate in any litigation or incur more than de minimis out-of-pocket costs).

(c) Equitable Relief

Each Recipient acknowledges and agrees that due to the unique nature of the Discloser’s Confidential Information, there can be no adequate remedy at law for any breach of the Recipient’s confidentiality and/or use-restriction obligations under this Agreement, that any such breach may result in irreparable harm to the Discloser, and that therefore, upon any such breach or threat thereof, the Discloser will be entitled to appropriate equitable relief, including injunctive relief, in addition to any remedies it may have available at law. Each party hereby waives any right it may have to assert that the other party has an adequate remedy available at law with respect to any breach of this Agreement in connection with Confidential Information.

(d) Elekta warrants that any Personal Data it has disclosed or will disclose to IMPAC has been disclosed or will be disclosed (as appropriate) in accordance with the Data Protection Act 1998 (or, in respect of potential customers and Leads not based in the United Kingdom, any relevant equivalent or similar legislation) and that IMPAC may use that data to correspond with a potential customer for the purpose of performing and fulfilling its duties and obligations under this Agreement.

(e) Each party will Process Personal Data in accordance with the Data Protection Act 1998 (or, in respect of potential customers and Leads not based in the United Kingdom, any relevant equivalent or similar legislation), as applicable.

(f) In sub-clauses 5(d) and (e) above, the terms “Personal Data” and “Process” are as defined in the Data Protection Act 1998 of the United Kingdom or, as appropriate, the equivalent of such terms in any relevant equivalent or similar legislation applicable outside the United Kingdom.

9. Quality Assurance, Regulatory Requirements, and Customer Complaints

(a) Quality Assurance

IMPAC will inspect all Products supplied to Elekta under this Agreement (using representative sampling where appropriate) and, with respect to each new release, will test Products in accordance with the U.S. FDA and the Medical Device Directive regulatory requirements. IMPAC will supply to Elekta only Products that conform in all material respects to the applicable regulatory requirements.

(b) Regulatory Requirements

Where applicable, the Products will be marketed and distributed by IMPAC as medical devices as defined in the United States Food, Drug, and Cosmetic Act and the regulations thereunder (and similar laws in other countries) to the extent permitted by applicable law. IMPAC will comply with all statutes and regulations applicable to design, manufacture, and distribution of the Products as medical devices, including those relating to the Quality System Regulations, establishment registration, device listing, pre-market approval or notification and medical device reporting. The parties will cooperate with respect to any reporting or approvals required by law or this section 9 in connection with the Products.

(c) Customer Complaints

IMPAC shall address all Product-related customer complaints consistent with its then current complaint handling procedures. If a customer complaint is fielded initially by Elekta, and the complaint is identified as arising from, attributable to, or relating directly to the Products in all material respects, Elekta shall transfer the complaint to IMPAC. IMPAC shall address the issue consistent with its then current complaint handling procedures and, upon completion, shall report back to Elekta the closure of the complaint and the resolution of the issue.

10. Term and Termination

(a) Term

The initial term of this Agreement shall be two (2) years from the Effective Date, and, unless earlier terminated in accordance with the terms of this section 10, shall automatically renew for successive one year terms.

(b) Termination for Default

In addition to any other remedies it may have, either party may terminate this Agreement at any time, without any liability arising from the termination, by providing written notice of termination to the other party following the occurrence of one or more of the following circumstances:

(i) the commencement of any proceeding by the other party for relief under the United States Bankruptcy Code (or similar law of any foreign jurisdiction), any assignment by the other party for the benefit of any of its creditors, or the appointment of a receiver for all or a substantial part of the other party’s business or assets; or

(ii) the other party’s failure to pay money due in accordance with this Agreement, this failure remaining uncured fifteen (15) days after the other party’s receipt of written notice thereof; or

(iii) the breach of any agreement, obligation, covenant or representation of the other party under this Agreement, this breach remaining uncured in any material respect thirty (30) days after written notice thereof from the first party.

(c) Termination for Convenience

Notwithstanding any other provision in this Agreement, this Agreement (1) may be terminated in whole or as to any particular Product or Products by either party without cause upon not less than 120 (one hundred twenty) days prior written notice to the other party and (2) may be terminated in whole or as to any particular Product or Products immediately upon written notice if (a) IMPAC discontinues production of the Product or Products, (b) the Product or Products are no longer offered for sale by IMPAC to customers, or (c) ownership or control of IMPAC changes by purchase, merger, operation of law or otherwise. For purposes of the foregoing, “control” shall include the right, directly or indirectly, to direct the management of an entity by ownership of more than fifty percent (50%) of the voting stock (or its equivalent) entitled to determine or remove the board of directors (or their equivalent).

(d) Effect of Termination: Upon the date of any termination or expiration of this Agreement, all rights of Elekta to act as a sales consultant of IMPAC pursuant to this Agreement shall cease and Elekta will immediately pay IMPAC all amounts outstanding hereunder regardless of whether such amounts have fallen due at the date of termination (and including the unpaid balance of any transfer price yet to fall due under section 2(h)). IMPAC, however, will honor all Elekta-generated orders that remain outstanding at the date of termination, and all outstanding quotes that are identified in writing to IMPAC within ten (10) days of the date of termination and ordered within six (6) months of the date of termination. IMPAC will work directly with the prospect to ensure delivery of the Products.

11. Warranties and Disclaimers.

(a) Limited Product Warranties. IMPAC warrants to Elekta (and not to any third party) that each release of the Products, as delivered to Elekta by IMPAC, will operate substantially in conformance with the Documentation for a period of one (1) year from the date of first delivery to Elekta of such release. IMPAC further warrants that all Products provided by IMPAC to Elekta hereunder shall be free from defects in material and workmanship for a period of one (1) year from the date of delivery to Elekta. Elekta’s sole remedy for breach of the foregoing warranty with respect to material and workmanship shall be to return defective Products for replacement by IMPAC, or if IMPAC determines that such repair and replacement is not commercially feasible, IMPAC will refund the amounts paid by Elekta for the same.

(b) Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 11(a) ABOVE AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, IMPAC DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED AND STATUTORY, WITH RESPECT TO ANY PRODUCTS, INFORMATION, MATERIALS OR SERVICES PROVIDED BY IMPAC HEREUNDER, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, COMPLETENESS, ERROR-FREE SERVICE, UNINTERRUPTED SERVICE, NON-INFRINGEMENT, TITLE AND NON-INTERFERENCE.

12. Indemnities; Intellectual Property Infringement

(a) Personal Injury, Property Damage. Subject to section 12(c) below, IMPAC agrees to defend, indemnify and hold Elekta and its directors, employees, agents and Affiliates harmless from and against any and all damages, liability, costs and expenses (including without limitation reasonable attorneys’ fees) arising under any third-party action to the extent arising out of personal injury or death of a person or damage to tangible property (specifically excluding data and other intellectual property) caused or alleged to have been caused by defects in the Products or their manufacture or design (except to the extent that such defects are caused by modifications to the Products not performed or authorized by IMPAC). Subject to section 12(c) below, Elekta agrees to defend, indemnify and hold IMPAC and its directors, employees, agents and Affiliates harmless from and against any and all damages, liability costs and expenses (including without limitation reasonable attorneys’ fees) in connection with any third party action to the extent arising out of personal injury or death of a person or damage to tangible property (specifically excluding data and other intellectual property) caused or alleged to have been caused by defects in the equipment and/or other products with which Elekta sublicenses or otherwise distributes the Products.

(b) Infringement Indemnity. Subject to Section 12(c) below, IMPAC agrees to defend, indemnify and hold Elekta and its directors, employees, agents and Affiliates harmless from and against any and all damages, liability, costs and expenses (including without limitation reasonable attorneys’ fees) arising under any third party action to the extent that such action alleges or proves that any Product, as provided by IMPAC to Elekta hereunder, infringes any United States patent, copyright, trademark or trade secret, except to the extent that any such infringement arises from: (a) any modification to any Product after being provided to Elekta by IMPAC, or (b) the combination of any Product with any other product or equipment distributed by Elekta or its sublicensees.

(c) Conditions of Indemnification. In connection with any claims for which indemnification may be sought under this section 12, the indemnified party will give the indemnifying party prompt written notice of any such claim, reasonable information and assistance (at the indemnifying party’s request and expense) in connection with the defense or settlement of such claim and, subject to the provisions of this section, the sole right to control and direct the investigation, preparation, defense and settlement of such claim. In the event that the indemnified party fails to provide any such notice or reasonable information or assistance, the indemnifying party will not be relieved of its obligations under this section 12 except to the extent that it is prejudiced by such failure. The indemnified party shall have the right to participate in the defense or settlement of any such claim with counsel of its choosing at the indemnified party’s expense. The indemnifying party will not enter into any settlement adversely affecting any of the indemnified party’s rights or obligations without the indemnified party’s prior written consent, which will not be unreasonably withheld.

(d) Infringement Options. If all or any part of a Product is, or in the reasonable opinion of IMPAC may become, the subject of any claim, suit or proceeding for infringement of any United States or foreign patent, trademark, copyright or trade secret, then without limiting any other remedy to which Elekta may be entitled under this section 12, IMPAC may, and in the event of any adjudication that a Product or any part thereof infringes any United States or foreign patent, trademark, copyright or trade secret or if the licensing or use of a Product or any part thereof is enjoined, IMPAC shall, at its expense, do one of the following things: (a) procure for Elekta the right under such patent, trademark, copyright or trade secret to use or sublicense, as appropriate, the Product or the affected part thereof; (b) replace the Product or affected part thereof with other non-infringing software that satisfies the Documentation and other requirements of this Agreement; (c) suitably modify the Product or affected part thereof, without material loss of performance or functionality, to make it non infringing; or (c) if Elekta determines that none of the foregoing remedies is commercially practicable, refund the payments paid by Elekta for the Product, provided that that each such payment will be depreciated on a thirty six (36) month straight-line basis from the date of delivery of the Product for which such payment was made.

(e) Exclusive Remedies. SECTIONS 12(b), 12(c) AND 12(d) STATE THE ENTIRE LIABILITY AND OBLIGATION OF IMPAC AND THE EXCLUSIVE REMEDIES OF ELEKTA AND ITS AFFILIATES WITH RESPECT TO ANY ALLEGED INFRINGEMENT OF PATENT, TRADEMARK, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE PRODUCTS OR ANY PART THEREOF.

13. Limitations of Liability

EXCEPT WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW: (A) NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR ITS AFFILIATES UNDER THIS AGREEMENT OR IN CONNECTION WITH ITS SUBJECT MATTER FOR SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF BUSINESS GOODWILL, REVENUE OR PROFITS); AND (B) EXCEPT FOR ELEKTA’S FEE PAYMENT OBLIGATIONS HEREUNDER, NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR ITS AFFILIATES UNDER THIS AGREEMENT OR IN CONNECTION WITH ITS SUBJECT MATTER FOR ANY AMOUNTS IN EXCESS OF THE AGGREGATE AMOUNTS RECEIVED BY IMPAC UNDER THIS AGREEMENT. THIS SECTION CONSTITUTES AN ESSENTIAL TERM OF THIS AGREEMENT AND WILL BE EFFECTIVE EVEN IN THE EVENT OF THE FAILURE OF ANY REMEDY HEREUNDER, EXCLUSIVE OR OTHERWISE.

14. Governing Law, Jurisdiction and Venue

This Agreement shall be governed by and construed under applicable U.S. federal law and the laws of the State of California, without regard to conflicts of laws principles and without regard to the United Nations Convention on Contracts for the International Sale of Goods. The parties agree that the California state and U.S. federal courts situated in Santa Clara County in the State of California shall have exclusive jurisdiction to resolve any disputes with respect to this Agreement, with each party irrevocably consenting to the jurisdiction thereof for any actions, suits or proceedings arising out of or relating to this Agreement. Each party irrevocably waives any right that it may have to assert that such forum is not convenient. All proceedings in connection with any dispute hereunder shall be conducted in English

15. General Provisions

(a) Assignment

Neither party may assign or subcontract its rights or obligations under this agreement, either in whole or in part, without the prior written consent of the other party, which consent shall be in the sole discretion of the other party. Any attempt to do so shall be void and of no effect. However, either party may assign without prior written consent its rights and obligations under this agreement to a successor in interest due to that party’s acquisition, merger, or reorganization, and either party may so assign to an Affiliate without the prior written consent of the other party.

(b) Entire Agreement

This Agreement together with all exhibits, appendices or other attachments, which are incorporated herein by reference, is the sole and entire agreement between the parties relating to the subject matter hereof. This Agreement supersedes all prior understandings, agreements and documentation relating to such subject matter. The parties confirm that they have not entered into this Agreement in reliance on any representations, statement or course of dealing other than to the extent expressly set out herein.

(c) Modifications to Agreement

Modifications and amendments to this Agreement, including any exhibit or appendix hereto, shall be enforceable only if they are in writing and are signed by authorized representatives of both parties.

(d) Waiver

No term or provision of this Agreement shall be deemed waived and no breach excused unless the waiver or consent is in writing and signed by the party claimed to have waived or consented.

(e) Notices

All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile, or overnight mail, or confirmed email, or five days after being deposited in the post, postage prepaid and addressed as each party may designate in writing and, failing such designation, to the address set out at the head of this Agreement.

(f) Fees and Expenses

Each party shall be responsible for the payment of its own costs and expenses, including legal fees and expenses, in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated pursuant to this Agreement.

(g) Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one in the same instrument. The execution of this Agreement may be evidenced by facsimile transmission of signatures, in which case the parties agree to exchange originally executed versions of this Agreement promptly thereafter.

(h) Independent Contractors

The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in this Agreement shall be interpreted as constituting either party the joint venturer, employee, agent or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

(i) Severability

If any provision of this Agreement is held invalid, void or unenforceable under any applicable statute or rule of law, it shall to that extent be deemed omitted, and the balance of this Agreement shall be enforceable in accordance with its terms.

(j) Survival

The following provisions shall survive the expiration or termination of this Agreement for any reason: Sections 1, 6, 7, 8, 10, 13, 14, and 15. In addition, provisions of this Agreement that, by their nature, are intended to remain in effect beyond the termination or expiration of this Agreement, shall survive the termination or expiration of this Agreement.

(k) Headings Not Controlling

The headings in this Agreement are for reference purposes only and shall not be construed as a part of this Agreement.

16. Exhibits

Exhibit A: Products

Exhibit B: Competing Products

Exhibit C: Elekta Affiliates and Sales Consultants

Exhibit D: IMPAC Standard Terms and Conditions by Geographic Region

Exhibit E: Territory

17. Signatures

Each party represents and warrants that on this date they are duly authorized to bind their respective principals by their signatures below.

IMPAC Medical Systems, Inc.		Elekta Limited

By:	/s/ Joseph K. Jachinowski	By:	/s/ Volker Stieber
	(signature)		(signature)

Title:	President & Chief Executive Officer	Title:	President & Chief Executive Officer

Date:	October 5, 2004	Date:	October 5, 2004

Exhibit A

Products

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***	CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Exhibit B

Competing Products

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***	CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Exhibit C

Elekta Affiliates and Sales Consultants in Territory

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IMPAC Affiliates:

IMPAC Medical Systems Limited	United Kingdom
IMPAC Medical Systems Pty Limited	Australia
IMPAC Global Systems, Inc.	USA

***	CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Exhibit D

IMPAC Standard Terms and Conditions by Geographic Region

[Intentionally Omitted]

Exhibit E

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***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.